SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      August 31, 2011
                      Date of Report
             (Date of Earliest Event Reported)


           BIOPHARMA MANUFACTURING SOLUTIONS INC.
     (Exact Name of Registrant as Specified in its Charter)

             BEACHWOOD ACQUISITION CORPORATION
                (Former Name of Registrant)

Delaware                 000-54423               45-1878223
(State or other     (Commission File Number)     (IRS Employer
jurisdiction                                 Identification No.)
of incorporation)

                    1443 Merion Way, #51G
                Seal Beach, California 90740

     (Address of Principal Executive Offices)

                215 Apolena Avenue
          Newport Beach, California 92662
  (Former Address of Principal Executive Offices)

                    (562) 244-9785
                  _________________
          (Registrant's Telephone Number)


ITEM 3.02 Unregistered Sales of Equity Securities

     On August 31, 2011 the Registrant issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 for services provided to the Corporation to Gary Riccio representing 66% of the total outstanding 4,500,000 shares of common stock:


ITEM 5.01     Changes in Control of Registrant

    On August 31, 2011 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 18,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,850.

    2. New officers and directors were appointed and elected and the prior officers and directors resigned.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on June 2, 2011 as updated by the Quarterly Report on Form 10-Q filed August 19, 2011 and as supplemented by the information contained in this report.

    The Registrant intends to provide engineering consulting services to major biotech and pharmaceutical companies in the life sciences industry. The Registrant intends to take its clients manufacturing goals from concept to FDA approval and market realization. The Registrant will assist in the design of the process used to manufacture the client's product, typically pharmaceuticals, will procure and install the requisite manufacturing equipment and will validate the process and ready the system for FDA approval.

ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On August 31, 2011, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On August 31, 2011, James McKillop resigned as the Registrant's vice president and director.

    On August 31, 2011, Gary Riccio was elected to the board of directors of the Registrant and was appointed president and secretary of the Registrant.

    Gary Riccio, 57, serves as the sole director and officer of the Registrant. Mr. Riccio obtained his Bachelor of Science Degree in Chemical Engineering in 1978 from Northeastern University and was elected to the Engineering Honor Society. From 1978 to 1986, Mr. Riccio was employed by Lever Brothers Division of Unilever as Project Engineer specializing in the Dove and Caress, Snuggle and Wisk product lines and specifically worked on the expansion of those facilities and processes. From 1987 to 1989, Mr. Riccio worked as Project Engineer for Vision Engineering, a software start-up company, on automation systems for companies within the chemical process, food and beverage and pharmaceutical industries. From 1989 to 1996, Mr. Riccio worked as General Manager of A-1 Refrigeration Company designing, installing and servicing custom large volume ice-making equipment and industrial refrigeration systems.
During this period he was instrumental in increasing the product line from two to seven different models and expanded sales to overseas markets. In 1996, Mr. Riccio founded GMR Engineering, an engineering contracting firm specializing in automated computer systems for the biotech/ pharmaceutical and food/beverage industries. He expanded this business to include process design and engineering, process validation and custom equipment manufacturing.

    His recent significant accomplishments include (i) the 2006 the installation, programming and validation of Millipore Ultrafilitration Skids and Cold Water For Injection Generation, Storage and Distribution for Albumin Processing Department at Baxter BioScience, which received FDA approval in November 2006; (ii) the 2010 control system design, programming, installation and validation of the Nanofiltration System for AHF-M Department; and (iii) the 2010 custom design, fabrication, automation and validation of the Nanofiltration System for Virus Removal currently under review by the FDA for approval to begin manufacturing.

ITEM 5.03     Amendments to Articles of Incorporation

    On August 31, 2011, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to BioPharma Manufacturing Solutions Inc. and filed such change with the State of Delaware.



                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                        BIOPHARMA MANUFACTURING SOLUTIONS, INC.
                        formerly Beachwood Acquisition Corporation


Date: August  31, 2011    /s/ Gary Riccio
                              Chief Executive Officer